AXP PARTNERS FUNDS

                             RULE 10f-3 REPORT FORM

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures

FUND NAME (the "Portfolio"): AXP Partners Small Cap Growth
SUBADVISER FIRM (the "Subadviser"): UBS

For the quarter ended September 2004

1.  Name of Issuer Navteq Corp

2.  Date of Purchase August 05, 2004

3.  Underwriter from whom purchased Merrill Lynch

4. "Affiliated Underwriter" managing or participating in underwriting syndicate UBS Investment Bank

6.  Is a list of the underwriting syndicate's members attached?  Yes [X]  No [ ]

7. Aggregate principal amount of purchase by all investment companies advised by the Subadviser $3,850,066

8. Aggregate principal amount of offering 880,000,00

9. Purchase price (net of fees and expenses) $22.50

10. Date offering commenced 08/02/04

11. Offering price at close of first day on which any sales were made $22.00

12. Commission, spread or profit $1.045

13. Have the following conditions been satisfied?

     a. The securities are:                                             Yes   No

           Part of an issue registered under the Securities
           Act of 1933 that is being offered to the public;             [X]  [ ]

           Eligible Municipal Securities;                               [ ]  [X]

           Sold in an Eligible Foreign Offering; or                     [ ]  [X]

           Sold in an Eligible Rule 144A offering?                      [ ]  [X]

    (See Appendix A to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

                                                                        Yes   No
     b. (1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of
            securities in that offering or in any concurrent offering
            of the securities (except, in the case of an Eligible
            Foreign Offering, for any rights to purchase that are
            required by law to be granted to existing security holders
            of the issuer); OR                                          [X]  [ ]

        (2) If the securities to be purchased were offered for
            subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on
            which the rights offering terminates?                       [X]  [ ]

     c. The underwriting was a firm commitment underwriting?            [X]  [ ]

     d. The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see attachment for
        comparison of spread with comparable recent offerings)?         [X]  [ ]

     e. The issuer of the securities, except for Eligible Municipal
        Securities, and its predecessors have been in continuous
        operation for not less than three years?                        [X]  [ ]

     f. (1) The amount of the securities, other than those sold in an
            Eligible Rule 144A Offering (see below), purchased by all
            of the investment companies advised by the Adviser did not
            exceed 25% of the principal amount of the offering; OR      [X]  [ ]

        (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

            (i)  The principal amount of the offering of such class
                 sold by underwriters or members of the selling
                 syndicate to qualified institutional buyers, as
                 defined in Rule 144A(a)(1), plus                       [ ]  [ ]

            (ii) The principal amount of the offering of such class
                 in any concurrent public offering?                     [ ]  [ ]

     g. (1) No affiliated underwriter of the Fund was a direct or
            indirect participant in or beneficiary of the sale; OR      [X]  [ ]

                                                                        Yes   No

        (2) With respect to the purchase of Eligible Municipal
            Securities,such purchase was not designated as a
            group sale or otherwise allocated to the account of an
            affiliated underwriter?                                     [ ]  [ ]

     h. Information has or will be timely supplied to the
        appropriate officer of the Fund for inclusion on SEC Form
        N-SAR and quarterly reports to the Directors?                   [X]  [ ]

Date: 12/10/04                                       UBS
                                                     Subadviser Firm Name


                                               By:  /s/ Susan Yadlon
                                                    ------------------
                                                    Signature


                                                        Susan Yadlon, Associate
                                                        Director, Compliance
                                                    Name and Title